UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 28, 2022

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

521 Fifth Ave, 17th Floor

New York, New York 10016

(Address of principal executive offices)

212-586-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Lisa Bonnalle-Hannan and Vanessa Williams as members of the Board of Directors

On January 24, 2022, the majority shareholders of the Corporation elected Lisa Bonnalle-Hannon and Vanessa Williams to serve as members of the Board of Directors of the Corporation, effective January 24, 2020, and January 25, 2022, respectively.

Lisa Bonalle-Hannan is currently the CEO and President of the Verisk Financial Group, a division of Verisk Analytics NASDAQ

(VRSK). In this role Lisa oversees six companies that focus on data analytic and information services solutions for banks, fin-techs, retailers, and media platforms across the globe. Lisa has more than 30 years of experience in the payments, consumer banking and e-commerce arena.

Her board experience includes serving on the board of Reward, UK, where she sits on the finance and compensation committees; Providence College Board of Overseers, The Ursuline School Board of Trustees. Lisa has served as the President of the Partnership for the Huguenot Children’s Library.

She has extensive expertise in corporate strategy, business transformation, M&A, and product development. She conceived, developed, and launched a marketing effectiveness and spend analytics company. Before joining Verisk, Lisa was the president of Financial Solutions for Affinion Group. She also held senior management positions in the credit card divisions of Citibank and JPMorgan. Lisa is a noted speaker on electronic payments and was recently named a 2020 Top 20 Reg-Tech Global Executive.

Lisa holds an MBA from New York University where she graduated with honors, and a BA, summa cum laude, from Providence College

Vanessa Williams is the Founder and CEO of Leading-Edge Consulting, LLC, a distinguished executive advisory firm with a strong focus on achieving real business outcomes. She possesses a unique combination of Fortune 500 executive success and credentials coaching and guiding CEOs and senior leaders.

Vanessa's deep and broad operational, financial, and cross-functional experiences enable her to bring an enterprise-wide view and high business acumen to deliberations and decisions facing any board of directors. For 25+ years, Vanessa led service, relationship management, productivity, and talent development at major financial services institutions for large client segments in the US and internationally. She led collaboration across multiple Prudential Retirement functions, implementing holistic solutions to improve the customer experience. At Sun Life Financial, Vanessa worked with the worldwide organization to embed the enterprise customer loyalty program. Earlier in her career, she led financial and operational teams at Aetna, Kaiser Permanente, and the University of Connecticut Health Center. She is a Director for two CEO Trust Advisory Boards – Virginia Industries, Inc., and First State Bank of Texas. Vanessa was recently Board Chair of Easterseals Capital Region & Eastern Connecticut.

Vanessa holds an MS from Rensselaer Polytechnic Institute and a BS from Virginia State University. She has the Professional Certified Coach designation, granted by the International Coach Federation, and received corporate board of directors’ certification by CEO Trust's BoardTrust.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Action by Written Consent of the Board of Directors of Internet Sciences, Inc.
10.2	Action by Written Consent of the Shareholders of Internet Sciences, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: January 28, 2022	By: /s/ Lynda Chervil
Lynda Chervil, CEO